PRDO ANNOUNCES 3Q22 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS THIRD QUARTER AND

YEAR TO DATE 2022 RESULTS

Schaumburg, Ill. (November 7, 2022) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year to date ended September 30, 2022.

Third Quarter 2022 Results as Compared to Prior Year Quarter

•
Revenue decreased 3.2% to $168.4 million, with a 6.9% decrease at CTU partially offset by a 2.4% increase at AIUS.
•
Operating income decreased 22.5% to $29.3 million, while adjusted operating income decreased 16.5% to $38.7 million.*
•
Earnings per diluted share was $0.32 as compared to $0.39, while adjusted earnings per diluted share was $0.39 as compared to $0.45.*
•
Total student enrollments at September 30, 2022 decreased by 2.1%. CTU experienced a 2.7% increase in total student enrollments that was more than offset by a 9.5% decrease at AIUS.
•
Ended the quarter with $525.2 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

Year to Date 2022 Results as Compared to Prior Year to Date

•
Total revenue decreased 2.6% to $519.1 million, with a 0.5% decline at CTU and a 5.7% decline at AIUS.
•
Operating income decreased 6.5% to $107.0 million, while adjusted operating income decreased 1.5% to $131.5 million.*
•
Earnings per diluted share was $1.16 as compared to $1.19 for the prior year period, while adjusted earnings per diluted share was $1.32 as compared to $1.29.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"During the quarter, student retention and engagement experienced meaningful improvements, and we now expect our full year operating income to be higher than the previously provided outlook,” said Andrew Hurst, Chief Executive Officer. “Our balance sheet remains strong, and we continue to make investments in data analytics and technology and evaluate acquisition opportunities that further extend the depth and breadth of our educational offerings."

PRDO ANNOUNCES 3Q22 RESULTS …PG 2

REVENUE

•
For the quarter ended September 30, 2022, total revenue of $168.4 million decreased 3.2% compared to total revenue of $174.0 million for the prior year quarter.
•
For the year to date ended September 30, 2022, total revenue of $519.1 million decreased 2.6% compared to total revenue of $533.2 million for the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2022(1)	2021	% Change	2022(1)	2021	% Change
CTU	$97,562	$104,788	-6.9%	$311,171	$312,645	-0.5%
AIUS	70,582	68,948	2.4%	207,034	219,648	-5.7%
Corporate and Other	276	262	NM	858	882	NM
Total	$168,420	$173,998	-3.2%	$519,063	$533,175	-2.6%

(1)
AIUS’ results of operations include an acquisition completed on July 1, 2022.

TOTAL STUDENT ENROLLMENTS

•
As of September 30, 2022, CTU’s total student enrollments increased 2.7%, while AIUS’ total student enrollments decreased 9.5% as compared to the prior year quarter end.

	At September 30,
Total Student Enrollments(1)	2022	2021	% Change
CTU	26,500	25,800	2.7%
AIUS	15,200	16,800	-9.5%
Total	41,700	42,600	-2.1%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking professional development and continuing education offerings, and b) degree seeking, non-Title IV, self-paced programs at our universities.

PRDO ANNOUNCES 3Q22 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended September 30, 2022, operating income decreased by 22.5% to $29.3 million as compared to the prior year quarter.

•
For the year to date ended September 30, 2022, operating income decreased by 6.5% to $107.0 million as compared to the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2022(1)	2021	% Change	2022(1)	2021	% Change
CTU	$31,506	$41,217	-23.6%	$107,540	$112,758	-4.6%
AIUS	9,590	8,334	15.1%	29,846	28,875	3.4%
Corporate and Other	(11,772)	(11,690)	NM	(30,423)	(27,193)	NM
Total	$29,324	$37,861	-22.5%	$106,963	$114,440	-6.5%

(1)
AIUS’ results of operations include an acquisition completed on July 1, 2022.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended September 30, 2022, adjusted operating income of $38.7 million decreased 16.5% compared to adjusted operating income of $46.3 million for the prior year quarter.

•
For the year to date ended September 30, 2022, adjusted operating income of $131.5 million decreased 1.5% compared to adjusted operating income of $133.5 million for the prior year to date.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income ($ in thousands)	2022	2021	2022	2021
Operating income	$29,324	$37,861	$106,963	$114,440
Depreciation and amortization (1)	5,065	3,887	14,856	11,802
Legal fee expense related to certain matters (2)	4,294	4,583	9,728	7,241
Adjusted Operating Income	$38,683	$46,331	$131,547	$133,483

Increase (Decrease)	-16.5%		-1.5%

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 3Q22 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended September 30, 2022, the Company recorded:

•
Net income of $22.1 million compared to $27.8 million for the prior year quarter.
•
Earnings per diluted share of $0.32 compared to $0.39 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.39 compared $0.45 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended September 30, 2022, the Company recorded:

•
Net income of $79.9 million compared to $85.2 million for the prior year to date.
•
Earnings per diluted share of $1.16 compared to $1.19 for the prior year to date.
•
Adjusted earnings per diluted share of $1.32 compared to $1.29 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2022	2021	2022	2021

Reported Earnings Per Diluted Share	$0.32	$0.39	$1.16	$1.19

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.03	0.01	0.08	0.03
Legal fee expense related to certain matters (2)	0.06	0.06	0.14	0.10
Tax effect of adjustments (3)	(0.02)	(0.01)	(0.06)	(0.03)
Adjusted Earnings Per Diluted Share	$0.39	$0.45	$1.32	$1.29

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 3Q22 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

•
For the quarter ended September 30, 2022, net cash provided by operating activities was $52.9 million, compared to net cash provided by operating activities of $61.5 million for the prior year quarter.
•
At September 30, 2022 and December 31, 2021, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $525.2 million and $499.4 million, respectively.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items ($ in thousands)	2022	2021	% Change	2022	2021	% Change
Net cash provided by operating activities	$52,861	$61,461	-14.0%	$107,640	$144,206	-25.4%
Business acquisitions, net of cash acquired	$32,037	$56,947	-43.7%	$39,037	$56,947	-31.5%
Capital expenditures	$2,340	$3,217	-27.3%	$9,105	$6,276	45.1%

PRDO ANNOUNCES 3Q22 RESULTS …PG 6

OUTLOOK

The Company is raising its full year outlook, supported by improved student retention and engagement, and is also providing the following fourth quarter outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Operating Income	$17.3M - $20.3M	$34.6M	$124.2M - $127.2M	$149.0M
Depreciation and amortization	$5.2M	$4.9M	$20.1M	$16.8M
Legal fee expense related to certain matters (1)	$3.0M	$2.5M	$12.7M	$9.7M
Adjusted Operating Income	$25.5M - $28.5M	$42.0M	$157.0M - $160.0M	$175.5M

Earnings Per Diluted Share	$0.22 - $0.25	$0.35	$1.37 - $1.40	$1.55
Amortization of acquired intangible assets	$0.03	$0.03	$0.11	$0.06
Legal fee expense related to certain matters (1)	$0.04	$0.04	$0.19	$0.14
Tax effect of adjustments	($0.02)	($0.02)	($0.08)	($0.05)
Adjusted Earnings Per Diluted Share	$0.27 - $0.30	$0.40	$1.59 - $1.62	$1.70

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2022 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and student retention remain consistent with management’s estimates, (ii) no significant impact of new or proposed regulations, including recent Department of Education negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) earnings per diluted share outlook assumes an effective income tax rate of approximately 25.0% for the fourth quarter and 27.0% for the full year, and (v) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 3Q22 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Monday, November 7, 2022 at 5:30 p.m. Eastern time to discuss third quarter and year to date 2022 results and 2022 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international). Both dial-in numbers will use the access code 107191. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/853587339. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree professional development and continuing education offerings. Perdoceo’s universities offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 3Q22 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Davis Snyder or Eric Markman

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$147,120	$319,982
Restricted cash	2,191	5,196
Short-term investments	375,871	174,213
Total cash and cash equivalents, restricted cash and short-term investments	525,182	499,391

Student receivables, net	43,059	43,033
Receivables, other	2,261	1,692
Prepaid expenses	9,251	6,919
Inventories	2,041	904
Other current assets	521	2,514
Total current assets	582,315	554,453

NON-CURRENT ASSETS:
Property and equipment, net	26,290	28,355
Right of use asset, net	30,313	36,664
Goodwill	184,135	162,579
Intangible assets, net	44,262	32,208
Student receivables, net	1,328	1,372
Deferred income tax assets, net	24,015	25,114
Other assets	6,545	6,688
TOTAL ASSETS	$899,203	$847,433

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,963	$9,400
Accounts payable	13,285	10,838
Accrued expenses:
Payroll and related benefits	26,733	25,312
Advertising and marketing costs	9,550	8,690
Income taxes	8,082	211
Other	14,813	15,180
Deferred revenue	61,978	70,613
Total current liabilities	140,404	140,244

NON-CURRENT LIABILITIES:
Lease liability - operating	30,385	35,549
Other liabilities	22,192	21,530
Total non-current liabilities	52,577	57,079

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	894	887
Additional paid-in capital	681,385	674,242
Accumulated other comprehensive loss	(6,317)	(96)
Retained earnings	331,884	251,972
Treasury stock	(301,624)	(276,895)
Total stockholders' equity	706,222	650,110
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$899,203	$847,433

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2022	% of Total Revenue	2021	% of Total Revenue
REVENUE:
Tuition and fees, net	$166,437	98.8%	$172,595	99.2%
Other	1,983	1.2%	1,403	0.8%
Total revenue	168,420		173,998
OPERATING EXPENSES:
Educational services and facilities	30,149	17.9%	25,961	14.9%
General and administrative	103,882	61.7%	106,289	61.1%
Depreciation and amortization	5,065	3.0%	3,887	2.2%
Total operating expenses	139,096	82.6%	136,137	78.2%
Operating income	29,324	17.4%	37,861	21.8%
OTHER INCOME:
Interest income	2,270	1.3%	154	0.1%
Interest expense	(96)	-0.1%	(572)	-0.3%
Miscellaneous expense	(206)	-0.1%	(117)	-0.1%
Total other income (expense)	1,968	1.2%	(535)	-0.3%
PRETAX INCOME	31,292	18.6%	37,326	21.5%
Provision for income taxes	9,225	5.5%	9,557	5.5%

NET INCOME	22,067	13.1%	27,769	16.0%

NET INCOME PER SHARE - BASIC:	$0.33		$0.40

NET INCOME PER SHARE -DILUTED:	$0.32		$0.39

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,506		70,089
Diluted	68,550		71,466

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended September 30,
(In Thousands)	2022		2021
NET INCOME	$22,067		$27,769
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(138)		(74)
Unrealized (loss) gain on investments	(3,005)		51
Total other comprehensive loss	(3,143)		(23)
COMPREHENSIVE INCOME	$18,924		$27,746

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2022	% of Total Revenue	2021	% of Total Revenue
REVENUE:
Tuition and fees, net	$513,660	99.0%	$530,230	99.4%
Other	5,403	1.0%	2,945	0.6%
Total revenue	519,063		533,175
OPERATING EXPENSES:
Educational services and facilities	85,506	16.5%	83,467	15.7%
General and administrative	311,510	60.0%	323,466	60.7%
Depreciation and amortization	14,856	2.9%	11,802	2.2%
Asset impairment	228	0.0%	-	0.0%
Total operating expenses	412,100	79.4%	418,735	78.5%
Operating income	106,963	20.6%	114,440	21.5%
OTHER INCOME:
Interest income	3,697	0.7%	835	0.2%
Interest expense	(298)	-0.1%	(961)	-0.2%
Miscellaneous expense	(521)	-0.1%	(22)	0.0%
Total other income (expense)	2,878	0.6%	(148)	0.0%
PRETAX INCOME	109,841	21.2%	114,292	21.4%
Provision for income taxes	29,929	5.8%	29,121	5.5%

NET INCOME	79,912	15.4%	85,171	16.0%

NET INCOME PER SHARE - BASIC:	$1.17		$1.21

NET INCOME PER SHARE -DILUTED:	$1.16		$1.19

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,193		70,179
Diluted	69,131		71,649

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended September 30,
(In Thousands)	2022		2021
NET INCOME	$79,912		$85,171
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(383)		(175)
Unrealized loss on investments	(5,838)		(192)
Total other comprehensive loss	(6,221)		(367)
COMPREHENSIVE INCOME	$73,691		$84,804

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$79,912	$85,171
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	228	-
Depreciation and amortization expense	14,856	11,802
Bad debt expense	32,284	36,360
Compensation expense related to share-based awards	6,234	11,287
Deferred income taxes	1,099	9,938
Changes in operating assets and liabilities	(26,973)	(10,352)
Net cash provided by operating activities	107,640	144,206

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(410,493)	(269,739)
Sales of available-for-sale investments	202,927	357,280
Purchases of property and equipment	(9,105)	(6,276)
Business acquisitions, net of cash acquired	(39,037)	(56,947)
Net cash (used in) provided by investing activities	(255,708)	24,318

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	916	793
Purchase of treasury stock	(23,117)	(5,372)
Payments of employee tax associated with stock compensation	(1,612)	(2,034)
Release of cash held in escrow	(3,986)	-
Net cash used in financing activities	(27,799)	(6,613)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(175,867)	161,911
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	325,178	109,684
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$149,311	$271,595

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2022(1)	2021
REVENUE:
CTU	$97,562	$104,788
AIUS	70,582	68,948
Corporate and Other	276	262
Total	$168,420	$173,998

OPERATING INCOME (LOSS):
CTU	$31,506	$41,217
AIUS	9,590	8,334
Corporate and Other	(11,772)	(11,690)
Total	$29,324	$37,861

OPERATING MARGIN (LOSS):
CTU	32.3%	39.3%
AIUS	13.6%	12.1%
Corporate and Other	NM	NM
Total	17.4%	21.8%

(1)
AIUS’ results of operations include the CalSouthern acquisition as of the July 1, 2022 date of acquisition.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2022(1)	2021
REVENUE:
CTU	$311,171	$312,645
AIUS	207,034	219,648
Corporate and Other	858	882
Total	$519,063	$533,175

OPERATING INCOME (LOSS):
CTU	$107,540	$112,758
AIUS	29,846	28,875
Corporate and Other	(30,423)	(27,193)
Total	$106,963	$114,440

OPERATING MARGIN (LOSS):
CTU	34.6%	36.1%
AIUS	14.4%	13.1%
Corporate and Other	NM	NM
Total	20.6%	21.5%

(1)
AIUS’ results of operations include the CalSouthern acquisition as of the July 1, 2022 date of acquisition.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2022	2021	2022	2021
Operating income	$29,324	$37,861	$106,963	$114,440
Depreciation and amortization (2)	5,065	3,887	14,856	11,802
Legal fee expense related to certain matters (3)	4,294	4,583	9,728	7,241
Adjusted Operating Income	$38,683	$46,331	$131,547	$133,483

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Operating income	$17.3M - $20.3M	$34,576	$124.2M - $127.2M	$149,016
Depreciation and amortization (2)	5.2M	4,964	20.1M	16,766
Legal fee expense related to certain matters (3)	3.0M	2,494	12.7M	9,735
Adjusted Operating Income	$25.5M - $28.5M	$42,034	$157.0M - $160.0M	$175,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2022	2021	2022	2021
Reported Earnings Per Diluted Share	$0.32	$0.39	$1.16	$1.19

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.01	0.08	0.03
Legal fee expense related to certain matters (3)	0.06	0.06	0.14	0.10
Total pre-tax adjustments	$0.09	$0.07	$0.22	$0.13
Tax effect of adjustments (4)	(0.02)	(0.01)	(0.06)	(0.03)
Total adjustments after tax	0.07	0.06	0.16	0.10
Adjusted Earnings Per Diluted Share	$0.39	$0.45	$1.32	$1.29

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Reported Earnings Per Diluted Share	$0.22 - $0.25	$0.35	$1.37 - $1.40	$1.55

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.03	0.11	0.06
Legal fee expense related to certain matters (3)	0.04	0.04	0.19	0.14
Total pre-tax adjustments	$0.07	$0.07	$0.30	$0.20
Tax effect of adjustments (4)	(0.02)	(0.02)	(0.08)	(0.05)
Total adjustments after tax	0.05	0.05	0.22	0.15
Adjusted Earnings Per Diluted Share	$0.27 - $0.30	$0.40	$1.59 - $1.62	$1.70

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the CalSouthern acquisition as of July 1, 2022, the DigitalCrafts acquisition as of August 2, 2021 and the Hippo acquisition as of September 10, 2021.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.